Exhibit 10.3
Form 8-K
Immunotechnology Corporation
File No. 0-24641
                                 PROMISSORY NOTE

Principal Amount: $10,000.00

     For value received, the undersigned, ImmunoTechnology Corporation, ("Borrower"), promises to pay to Jill Corry, ("Lender"), or to her order, at any location so designated by Lender, in lawful money of the United States of America, the total principal amount outstanding on this Note ("Note"), together with interest in the amount of 10% per annum on the unpaid balance of said principal. In addition, Borrower will issue an option to purchase 100,000 shares of the common stock of ImmunoTechnology Corporation at a price of $.01 per share for a period of two years from the date of this Note. Number of shares and exercise price shall be adjusted proportionally in the event of a stock split.

     Should the rate of interest as calculated exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed.

     The principal amount outstanding and accrued interest on this Note shall be due and payable in full on:

            January 3, 2005  (90 days).

     If Borrower fails to make any scheduled payment on this Note when due or otherwise defaults in any other obligations imposed by this Note, or by any Loan Agreement, Security Agreement or any document which secures this Note, the Lender, at its option, may declare immediately due and payable all amounts then due on this Note, or any other note secured by collateral securing this Note. Lender shall have all rights of offset against any account or property of Borrower held by Lender. Borrower shall pay all costs and expenses incurred by the Lender or by any other holder of this Note in connection with any failure to pay or other default of Borrower, including attorney's fees, collection costs, court costs, and costs on appeal, whether incurred before or after judgement.

     This Note is to be construed under the laws of the State of Utah.

     The makers, sureties, guarantors and endorsers of this Note jointly and severally waive presentment for payment, protest, notice of protest, and notice of non-payment of this Note, and consent that this Note or any payment due under this Note may be extended or renewed without prior demand or notice, and further consent to the release of any collateral or part thereof, with or without substitution.

      Dated: October 5, 2004

      ImmunoTechnology Corporation


      /s/ Mark A. Scharmann
      President/Director